Exhibit 10.7

Omnibus Amendment to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan, TRI Pointe Group Short-Term Incentive Plan, Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan and the Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan (collectively, the “Plans”) and their related stock option, restricted stock unit, cash incentive award agreements and performance share unit agreements (collectively, the “Award Agreements”)

July 7, 2015

WHEREAS, in connection with the reorganization of TRI Pointe Homes, Inc. (“TRI Pointe”) approved by the Board of Directors of TRI Pointe, pursuant to which TRI Pointe has become a wholly owned subsidiary of TRI Pointe Group, Inc. (“TRI Pointe Holdings”), it is necessary to amend each of the Plans, each of the stock option agreements pursuant to which options to purchase shares of common stock of TRI Pointe have been granted and are outstanding pursuant to one of the Plans, each of the restricted stock unit agreements pursuant to which restricted stock units have been granted and are outstanding pursuant to one of the Plans, each of the performance share unit agreements pursuant to which performance share units (which are, as of the date of this amendment, time-based awards that are no longer subject to any performance conditions) have been granted and are outstanding pursuant to one of the Plans, and each of the cash incentive award agreements pursuant to which cash incentive awards have been granted and are outstanding pursuant to one of the Plans (collectively, the “Award Agreements”).

NOW, THEREFORE, each of the Plans and each of the Award Agreements is hereby amended as follows, effective as of the closing of the reorganization of TRI Pointe as a wholly owned subsidiary of TRI Pointe Holdings:

1. The definition of the term “Board” or “Board of Directors,” as applicable, as contained in each Plan and Award Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:

“‘Board’/‘Board of Directors’ shall mean the board of directors of TRI Pointe Group, Inc. and any successor thereto.”

2. The definition of the term “Company” or “Corporation” as applicable, as contained in each Plan and Award Agreement is hereby amended by deleting the current definition and replacing it with the following:

“‘Company’/‘Corporation’ shall mean TRI Pointe Group, Inc. any successor thereto.”

3. The definition of the term “Common Stock”, as contained in each Plan and Award Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:

“‘Common Stock’ shall mean the common stock of TRI Pointe Group, Inc., par value $0.01 per share, and all rights appurtenant thereto.”

4. All references to “TRI Pointe Homes, Inc.” or “Weyerhaeuser Real Estate Company”, as applicable, contained in each Plan or Award Agreement not otherwise changed by the preceding amendments are hereby changed to “TRI Pointe Group, Inc.”

5. All other provisions of the Plans and Award Agreements shall remain in full force and effect, except to the extent modified by the foregoing.

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IN WITNESS WHEREOF, the undersigned has duly executed this Omnibus Amendment as of the date first written above.

TRI POINTE HOMES, INC.

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

TRI POINTE GROUP, INC.

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

[Signature Page to Omnibus Amendment to Equity Plans]